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                                                                   EXHIBIT 23(b)

                           [ARTHUR ANDERSEN LLP LOGO]


Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 5, 1998, except for Note 11, as to which the date is November 10, 1998, included in North Carolina Natural Gas Corporation's Form 10-K for the year ended September 30, 1998, and to all references to our firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP

Charlotte, North Carolina,
  May 7, 1999.